UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	NOVEMBER 6, 2006

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)(d).   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On November 6, 2006, the board of directors of the registrant appointed Dr. Kristina M. Johnson a director of the registrant effective immediately. On November 6, 2006, the board of directors of Nortel Networks Limited (NNL) appointed Dr. Kristina M. Johnson to the board of directors of NNL, effective immediately.
It will be determined at a later date which committees of the boards of directors of the registrant and NNL Dr. Kristina M. Johnson will be named.
On November 6, 2006, Susan E. Shepard, Chief Ethics Officer of the registrant and NNL, resigned from her current duties and responsibilities as Chief Ethics Officer of the registrant and NNL, effective at the close of business on December 1, 2006.
Item 9.01   Financial Statements and Exhibits
(c)   Exhibits
          99.1     Press Release issued by the registrant on November 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Dennis J. Carey
Dennis J. Carey
Executive Vice-President, Corporate Operations

By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated:  November 9, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the registrant on November 7, 2006.